ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150401

Filed in the office of	Document Number 20140542895-00
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/29/2014 11:00 AM
	Entity Number E0301232006-1

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955(6))

1. Name of corporation:

JBI, Inc.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

RESOLVED, that the form, terms and conditions of the Certificate of Withdrawal of the Certificate of Designation of Series B Convertible Preferred Stock of the Corporation, as previously circulated to the Board of Directors (the "Certificate of Withdrawal"), pursuant to which the two million three hundred thousand (2,300,000) shares of Series B Convertible Preferred Stock, $0.001 par value per share (the "Series B Stock"), shall be withdrawn, and they hereby are, authorized, ratified and approved; and it is further

RESOLVED, that the authorized officers of the Corporation be, and each hereby is, authorized and directed to file the Certificate of Withdrawal with the Secretary of State of the State of Nevada and to take such other actions as are necessary, appropriate, or advisable in connection therewith; and it is further

RESOLVED, that following the filing of the Certificate of Withdrawal with the Secretary of the State of the State of Nevada, the Corporation will no longer be authorized to issue the Series B Stock.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X /s/ Richard Heddle, CEO

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.